Exhibit 10.1

SUBSCRIPTION AGREEMENT

BON NATURAL LIFE LIMITED

Bon Natural Life Limited, a Cayman Islands exempted company (hereinafter the “Company”) and the undersigned (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

A. The Company desires to issue a total of US$2,200,000 worth of ordinary shares of the Company, par value $0.0001 per share (the “Shares”), at the Subscription Price as defined herein below; and

B. Together with each Share subscribed for hereunder, the Company will issue the Subscriber one (1) warrant to purchase one (1) ordinary share of the Company, at an exercise price equal to 110% of the Subscription Price, exercisable for a period of twenty-four (24) months following the Closing Date (the “Warrants”); and

C. Subscriber desires to acquire that number of Shares and Warrants as is set forth on the signature page hereof, at the Purchase Price as defined herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase Shares from the Company at a subscription price equal to the lesser of: (i) 80% of the lowest daily volume-weighted average price for the Company’s ordinary shares as report by the Nasdaq Stock Exchange during the five (5) trading days immediately preceding the Closing Date; and (ii) $0.80 per Share. Upon execution, this subscription shall be irrevocable by Subscriber.

1.2 The Shares and the Warrants shall be issued to the Shareholder at a closing to take place immediately upon the date on which each of the following has occurred (the “Closing Date”):

(A) The Subscriber has completed, executed, and delivered a copy of this Subscription Agreement to the Company at bonnatural@appchem.cn.

(B) The Subscriber has paid the Subscription Price in either US dollar or equivalent other currencies (The exchange rate shall be subject to the central parity announcement issued by the People’s Bank of China on the date of payment) for the Shares subscribed for hereunder by wire transfer in accordance with the instructions to be provided by the Company to the Subscriber.

(C) At least fifteen (15) days have passed since the Company’s filing of a Form LAS regarding the issuance of the Shares and the Warrants with the Nasdaq Stock Exchange.

(D) A majority of the shareholders of the Company have approved the issuance of the Shares and the Warrants by appropriate resolution.

(E) The most recent market closing price for the Company’s ordinary shares was not less than $0.40 per share.

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1.3 Within ten (10) days following the Closing Date, the Company shall file a prospectus supplement to its currently effective unallocated shelf registration statement on Form F-3, (SEC File No. 333-267116) pursuant to which the Investors’ resale of the Shares to the public shall be effectively registered.

1.4 The Subscriber shall, upon written notice to the Company, have the right to rescind this Subscription Agreement in the event that:

(A) The Company fails to file an appropriate prospectus supplement to the Company’s registration statement on Form F-3 registering the Investors’ public resale of the Shares within ten (10) calendar days following the Closing Date; or

(B) At any time during the twelve (12) months following the Closing Date, the Company’s ordinary shares are not listed on the Nasdaq Stock Exchange.

Upon the occurrence of either of the foregoing events and the Company’s receipt of written notice of rescission from the Subscriber, the entire Subscription Price paid hereunder shall be immediately due and payable from the Company to the Subscriber, with such obligation to bear interest at a rate of twenty percent (20%) per annum until repaid in full. In the event that this Subscription Agreement is rescinded and the Subscription Price (together with any accrued interest thereon) has been repaid to the Subscriber in full, all Shares, Warrants, and any and all ordinary shares issued upon exercise of the Warrants, shall be deemed void and surrendered by the Shareholder for cancellation.

1.5 For a period of twelve (12) months following the Closing Date, the Subscriber shall have the right, but not the obligation, to participate as an investor in any private offering by the Company on the same terms as offered to other potential investors in such offering.

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1 Subscriber hereby acknowledges, represents and warrants to the Company the following:

(A)	Subscriber acknowledges that the purchase of the Shares and the Warrants involves a high degree of risk;

(B)	Subscriber recognizes that an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company, the Shares, and the Warrants;

(C)	Subscriber has such knowledge and experience in finance, securities, investments, including investment in unregistered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

(D)	The Subscriber is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(E)	Subscriber hereby acknowledges (i) that this offering of the Shares and the Warrants has not been reviewed by the United States Securities and Exchange Commission (“SEC”) or by the securities regulator of any state; (ii) that the Shares and the Warrants are being issued by the Company pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933; and (iii) that, prior to their registration under Form F-3 as required under Section 1.3 of this Subscription Agreement, the Shares and the ordinary shares issuable upon exercise of the Warrants will be subject to significant restrictions on their sale or transfer by the Subscriber.

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(F)	Subscriber is acquiring the Shares and the Warrants as principal for Subscriber’s own benefit;

(G)	The Subscriber has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with its investment in the Shares and the Warrants;

(H)	Subscriber is not aware of any advertisement of the Shares and the Warrants or any general solicitation in connection with any offering thereof;

(I)	Subscriber acknowledges receipt and review of the Company’s filings with the Securities and Exchange Commission, and of both the Memorandum and Articles of Association of the Company, together with the opportunity and the Company’s encouragement to seek the advice and consultation of independent investment, legal and tax counsel;

(J)	Subscriber acknowledges and agrees that the Company has previously made available to Subscriber the opportunity to ask questions of and to receive answers from representatives of the Company concerning the Company and the Shares and Warrants, as well as to conduct whatever due diligence the Subscriber, in its discretion, deems advisable. Subscriber is not relying on any information communicated by any representatives of the Company and is relying solely upon information obtained during Subscriber’s due diligence investigation in making a decision to invest in the Shares, the Warrants, and the Company.

REPRESENTATIONS BY THE COMPANY

3.1 The Company represents and warrants to the Subscriber that:

(A)	The Company is an exempted company duly organized, existing and in good standing under the laws of the Cayman Islands and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)	Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable ordinary shares in the capital of the Company.

(C)	Upon notice of exercise and payment of the exercise price as set forth in the Warrants, the ordinary shares to be issued upon exercise of the Warrants will be duly and validly issued, fully paid and non-assessable ordinary shares in the capital of the Company.

TERMS OF SUBSCRIPTION

4.1 Upon acceptance of this subscription by the Company, all funds paid hereunder shall be immediately available to the Company for its use.

4.2  Subscriber hereby authorizes and directs the Company to issue the securities to be issued to such Subscriber pursuant to this Subscription Agreement in book entry form, and to record in the records of its transfer agent Subscriber’s address and legal name as indicated herein.

4.3 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. Exclusive venue for any dispute arising out of this Subscription Agreement or concerning the Shares or the Warrants shall be the federal courts sited in New York City, New York.

4.4 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

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ACCREDITED INVESTOR STATUS

5.1 ☐ By checking this box, Subscriber represents and warrants to the Company that the Subscriber is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Act”). The Subscriber acknowledges having reviewed and considered the definition of “Accredited Investor” attached to this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ___ day of ___________, 202__.

Number of Shares Subscribed For:

Total Subscription Price:	$

Signature of Subscriber:

Name of Subscriber:

Address of Subscriber:

Subscriber’s SS# or tax ID#:

ACCEPTED BY: BON NATURAL LIFE LIMITED

Signature of Authorized Signatory:

Name of Authorized Signatory:

Date of Acceptance:

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Accredited Investor Definition

The Subscriber will be an “Accredited Investor” as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Act”) if the Subscriber is any of the following:

1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, exclusive of the value of such person’s primary residence;

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8. Any entity in which all of the equity owners are accredited investors.

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